                                                                EXHIBIT 99(d)(4)

                FIRST AMENDMENT TO FINANCIAL ADVISORY AGREEMENT

         This First Amendment to Financial Advisory Agreement (this "Amendment") is made and entered into as of August 1, 2000, by and between Rodger O. Riney ("Riney"), Sanders Morris Harris Inc. (the "Advisor") and CRI Acquisition, Inc. ("CRI Acquisition").

         1. Reference is hereby made to the Financial Advisory Agreement dated June 30, 2000 by and between Riney and Advisor, concerning the acquisition of Computer Research, Inc. (the "Advisory Agreement").

         2. The Advisory Agreement is hereby amended to include CRI Acquisition as a party and for all purposes thereunder, the term "Client" shall mean Rodger
O. Riney and CRI Acquisition, jointly and severally.

         3. The Advisor agrees, that in any jurisdiction, if any, and only in such jurisdiction, where securities, blue sky or other laws require the Clients' Offer to Purchase tender offer statement to be made by a licensed broker or dealer, the Offer to Purchase shall be deemed to be delivered on behalf of Client by Advisor. Advisor shall not be requested by Client to make, nor shall Advisor make any recommendation or solicitation in connection with the tender offer.

         4. The Client agrees that the activities of the Advisor set forth in paragraph 3 of this Amendment shall be deemed for all purposes to be activities under the Advisory Agreement, and subject to each of the provisions thereof, including those involving confidentiality and indemnification.

         5. The Advisory Agreement, as amended by this First Amendment, shall continue in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                       CRI ACQUISITION, INC.


                                       By: /s/ RODGER O. RINEY
                                          --------------------------------------
                                               Rodger O. Riney, President

                                       /s/ RODGER O. RINEY
                                       -----------------------------------------
                                       RODGER O. RINEY


                                       SANDERS MORRIS HARRIS INC.

                                       By: /s/ BRUCE MCMAKEN
                                          --------------------------------------
                                            Bruce McMaken, Sr. Vice President